Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated June 2, 2004, which appears in NetEase.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2003 in the Registration Statement on Form S-8 (No. 333-100069) of NetEase.com, Inc.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

June 29, 2004